 As filed with the Securities and Exchange Commission on June 30, 1997

                                                Registration No. ___________


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            FIRST VIRGINIA BANKS, INC.
            (Exact name of registrant as specified in its charter)

                          PREMIER BANKSHARES CORPORATION
                             LONG-TERM INCENTIVE PLAN
                             (Full title of the plan)

        Virginia                                    54-0497561
(State of Incorporation)                 (IRS Employer Identification No.)

                            FIRST VIRGINIA BANKS, INC.
                             6400 Arlington Boulevard
                         Falls Church, Virginia 22042-2336
                                    703/241-4000
                      (Address of Principal Executive Offices)
                                ____________________

                               CHRISTOPHER M. COLE, ESQ.
                               First Virginia Banks, Inc.
                               6400 Arlington Boulevard
                          Falls Church, Virginia  22042-2336
                        (Name and address of agent for service)

                                       703-241-4486
             (Telephone number, including area code, of agent for service)





                               CALCULATION OF REGISTRATION FEE

                                                Proposed
                  Proposed     Proposed         Maximum
Title of          Amount       Maximum          Aggregate       Amount of
Securities        to be        Offering Price   Offering        Registration
Being Registered  Registered   Per Unit*        Price           Fee


Common Stock      30,854       $59.375          $1,831,956.25   $555.14
$1.00 par value


*Estimated solely for the purpose of calculating the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $59.375 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 25, 1997.
                                 PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

         Information about the stock options will be delivered to each optionee together with a copy of the 1995 Long-Term Incentive Plan.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


                                PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by First Virginia Banks, Inc. ("First Virginia" ) with the Commission (file No. 1-6580) are incorporated herein by reference and made a part hereof: (i) First Virginia's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) First Virginia's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iii) the description of First Virginia's Common Stock (the "Common Stock") contained in First Virginia's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and (iv) the description of the Rights which is contained in the First Virginia's registration statement on Form 8-A filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by First Virginia pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable

Item 6.  Indemnification of Directors and Officers.

         Article 10 of the Virginia State Corporation Act ("VSCA") allows, in general, for indemnification, in certain circumstances, by a Virginia corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful.
Article 9 of the VSCA provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

         Article VI of First Virginia's Articles of Incorporation mandates the indemnification of directors, advisory directors and officers as a result of liability incurred by them in proceedings instituted against them by third parties or by or on behalf of First Virginia itself, relating to the manner in which they perform their duties unless they have been guilty of willful misconduct or a knowing violation of criminal law. Subsection (a) of Article VI provides that First Virginia may contract in advance to provide such indemnification. Under Article VI, the procedures for determining whether indemnification must be made will be as provided under the Virginia Stock Corporation Act ("Corporation Act"). The Corporation Act provides that this determination must be made (1) by a majority vote of a quorum consisting of disinterested directors; (2) if such quorum is not available, by a majority vote of a committee designated by the Board of Directors consisting solely of two or more disinterested directors; (3) by special legal counsel selected
(i) by the Board or its committee as in (1) or (2) above or, if none such,
(ii) by a majority of the full Board; or (4) by the stockholders, but shares of or controlled by interested directors may not be voted on the determination.

         Subsection (b) of Article VI requires the advancement of expenses reasonably incurred by a director, advisory director or officer in a proceeding upon receipt of an undertaking from him to repay the amounts advanced if it is ultimately determined that he is not entitled to indemnification. If, however, a determination has been made that the director, advisory director or officer is not entitled to be indemnified, expenses need not be advanced.

         Subsection (c) of Article VI authorizes First Virginia to provide indemnification and make advances and reimbursements for expenses to other persons including directors, advisory directors and officers of its subsidiaries and employees and agents of First Virginia and its subsidiaries, to the same extent or a lesser extent than is required to indemnify directors, advisory directors and officers of First Virginia. First Virginia may also contract in advance to provide such indemnification.

         Subsection (d) of Article VI provides that in any proceeding brought by a stockholder in the right of First Virginia or brought by or on behalf of shareholders of First Virginia, no damages may be assessed against a director, advisory director or officer of First Virginia arising out of a single transaction, occurrence, or course of conduct. This elimination of liability is not applicable if the director, advisory director or officer engages in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

First Virginia maintains a Directors and Officers Liability Insurance Policy issued by Federal Insurance Company (part of the Chubb Group of Insurance Companies) in the aggregate annual amount of $20 million. This policy provides coverage up to 100% of its face amount, subject to deductible amounts. In general, the policy insures (i) First Virginia's directors and officers and those of its affiliates against loss by reason of their wrongful acts, and/or (ii) First Virginia against claims against the directors and officers by reason of their wrongful acts for which First Virginia is required to indemnify or pay, all as such terms are defined in the policies and subject to the terms and conditions contained therein.



Item 7.  Exemption from Registration Claimed.

         Not applicable


Item 8.  Exhibits and Financial Statements Schedule


         4       Instruments defining the rights of security holders,
including indentures. (With respect to First Virginia's Common Stock and First Virginia's Preferred Stock, the rights of security holders are described in the Restated Articles of Incorporation and Bylaws. Also incorporated herein is the Rights Agreement dated July 29, 1988 between First Virginia Banks, Inc. and American Security Bank, N.A. which is incorporated herein by reference to First Virginia's Registration Statement on Form 8-A dated August 1, 1988).

         5       Opinion of Christopher M. Cole, Vice President and Assistant
General Counsel (filed herewith). Opinion of Counsel Re: ERISA compliance (not applicable)

         15      Letter re unaudited interim financial information.

         23(a)   Consent of Ernst & Young LLP.

         23(b)   Consent of Christopher M. Cole regarding his opinion
concerning the legality of securities (included with his opinion as Exhibit
5).

         24     Power of Attorney (included on signature page).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended ("Securities Act"), each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of First Virginia pursuant to provisions of the Code of Virginia or the Articles of Incorporation or Bylaws of First Virginia or resolutions of First Virginia's stockholders adopted pursuant thereto, or otherwise, First Virginia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by First Virginia of expenses incurred or paid by a director, officer or controlling person of First Virginia in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of First Virginia in connection with the securities being registered, First Virginia will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing From S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax and State of Virginia on the 25th day of June, 1997.


                                FIRST VIRGINIA BANKS, INC.



                                By  /s/Barry J. Fitzpatrick
                                Barry J. Fitzpatrick, Chairman of the Board,
                                President and Principal Executive Officer



         Each person whose signature appears below constitutes and appoints Thomas P. Jennings and Christopher M. Cole his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 25, 1997.


SIGNATURE and TITLE



/s/Barry J. Fitzpatrick
Barry J. Fitzpatrick, Chairman of the Board,
President and Principal Executive Officer



/s/Richard F. Bowman
Richard F. Bowman, Principal Financial Officer
and Principal Accounting Officer






Edward L. Breeden, III, Director


SIGNATURE and TITLE



/s/Paul H. Geithner, Jr.
Paul H. Geithner, Jr., Director



/s/L. H. Ginn, III
L. H. Ginn, III, Director



/s/Gilbert R. Giodano
Gilbert R. Giordano, Director




T. Keister Greer, Director



/s/Elsie C. Gruver
Elsie C. Gruver, Director



/s/Edward M. Holland
Edward M. Holland, Director



/s/Eric C. Kendrick
Eric C. Kendrick, Director



/s/John B. Melvin
John B. Melvin, Director



/s/W. Lee Phillips, Jr.
W. Lee Phillips, Jr., Director



/s/Josiah P. Rowe, III
Josiah P. Rowe, III, Director



/s/Robert H. Zalokar
Robert H. Zalokar, Director




/s/Albert F. Zettlemoyer
Albert F. Zettlemoyer, Director

EXHIBIT 5



First Virginia Banks, Inc.
6400 Arlington Boulevard
Falls Church, Virginia  22042-2336

Ladies and Gentlemen:

         I have acted as counsel for First Virginia Banks, Inc. ("First Virginia"), a registered bank holding company incorporated in the State of Virginia, with respect to a Registration Statement on Form S-8, registering 30,854 shares of the Common Stock to be issued in connection with the exercise of options to purchase Premier Bankshares common stock that automatically became options to purchase First Virginia Common Stock on the date of the merger of Premier Bankshares Corporation into First Virginia.

         In connection with my representation of First Virginia with respect to the Registration Statement, I have examined, among other things, such federal and state laws and such documents, certificates, and corporate and other records as I deemed necessary or appropriate for the purpose of preparation of this opinion.

         Based upon the foregoing examination, I hereby advise that in my opinion:

(1) First Virginia is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

(2) The 30,854 shares of stock included in the Registration Statement, when issued, will be fully authorized, legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               Christopher M. Cole
                               Vice President and
                               Assistant General Counsel

CMC:sw

                                                                 EXHIBIT 15










Board of Directors
First Virginia Banks, Inc.




         We are aware of the incorporation by reference in the First Virginia
Banks, Inc. Registration Statement (Form S-8 No. 333-    ) pertaining to the
Premier Bankshares Corporation Long-Term Incentive Plan of our report dated April 8, 1997 relating to the unaudited condensed consolidated interim financial statements of First Virginia Banks, Inc. that are included in its Form 10-Q for the quarter ended March 31, 1997.

         Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                    ERNST & YOUNG LLP



Washington, D. C.
June 24, 1997

                                                                EXHIBIT 23(a)





                           CONSENT OF ERNST & YOUNG LLP




         We consent to the incorporation by reference in the First Virginia
Banks, Inc. Registration Statement (Form S-8 No. 333-   ) pertaining to the
Premier Bankshares Corporation Long-Term Incentive Plan of our report dated January 21, 1997, with respect to the consolidated financial statements of First Virginia Banks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





                                                  ERNST & YOUNG LLP



Washington, D. C.
June 24, 1997